Exhibit 99.1

Marriott International Inc. Corporate Headquarters

NEWS

Marriott International Announces Early Results and Increase in Maximum Principal Amount of its Debt Tender Offer

BETHESDA, MD – September 22, 2021 - Marriott International, Inc. (NASDAQ: MAR) today announced the early results of its previously announced offer to purchase for cash up to $800,000,000 in aggregate principal amount (such aggregate principal amount, subject to increase by the Company, the “Maximum Principal Amount”) of the notes listed in the table below (the “Notes”). The offer to purchase the Notes is referred to herein as the “Offer.” Additionally, Marriott today announced that it has amended the Offer by increasing the Maximum Principal Amount from $800,000,000 to $1,000,000,000. All other terms of the previously announced Offer remain unchanged.

The Offer was made upon the terms and subject to the conditions set forth in the offer to purchase, dated September 8, 2021 (as may be amended or supplemented from time to time, the “Offer to Purchase”), including among other things, the Financing Condition. Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

Title of Security	CUSIP	Acceptance Priority Level(1)	Principal Amount Outstanding	Principal Amount Tendered	Principal Amount to be Accepted
5.750% Series EE Notes due 2025 (the “Series EE Notes”)	571903BD4	1	$1,600,000,000	$1,118,268,000	$1,000,000,000
3.750% Series P Notes due 2025 (the “Series P Notes”)	571903AP8	2	$350,000,000	$171,441,000	$0
3.750% Series V Notes due 2025 (the “Series V Notes”)	571903AW3	3	$317,830,000	$166,214,000	$0

(1)

Marriott will accept Notes in accordance with their Acceptance Priority Level specified in the table above (each, an “Acceptance Priority Level,” with 1 being the highest Acceptance Priority Level and 3 being the lowest Acceptance Priority Level), subject to the terms and conditions described elsewhere in the Offer to Purchase, including the Maximum Principal Amount and proration.

All documentation relating to the Offer, including the Offer to Purchase, together with any updates, are available from the Tender and Information Agent (as defined below) and is also available via the Offer website: http://www.dfking.com/MAR.

Marriott expects to announce the pricing of the Offer later today, September 22, 2021.

Since the amount of Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Time exceeded the Maximum Principal Amount, the Company is accepting Series EE Notes only on a prorated basis and the Company will not accept any Series P Notes or Series V Notes. The aggregate principal amount of each Holder’s validly tendered Series EE Notes accepted for purchase was determined by multiplying the aggregate principal amount of Series EE Notes validly tendered by such Holder by a proration factor of approximately 89.4%, subject to the rounding and further scaling provisions detailed in the Offer to Purchase.

Subject to satisfaction or waiver of the General Conditions and the Financing Condition by such date, all Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Time and accepted for purchase will be purchased by the Company on the “Early Settlement Date,” which is expected to occur on September 23, 2021. Payment for the Notes that are purchased will include accrued and unpaid interest on such Notes, rounded to the nearest cent per $1,000 principal amount of Notes, from the last interest payment date up to, but not including, the Early Settlement Date. Marriott expects the Financing Condition to be satisfied upon the closing of its offering (the “New Notes Offering”) of $700,000,000 aggregate principal amount of its 2.750% Series II Notes due 2033 (the “New Notes”). The New Notes Offering is expected to close today, September 22, 2021.

The Offer is scheduled to expire at 11:59 p.m., New York City time, on October 5, 2021 (unless the Offer is extended or terminated) (such date and time, the “Expiration Time”). Withdrawal rights expired at 5:00 p.m., New York City time, on September 21, 2021. Notes that have been tendered may no longer be withdrawn. Since the amount of the Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Time exceeded the Maximum Principal Amount, no additional Notes will be accepted for purchase after the Early Tender Time.

Subject to applicable law and limitations described in the Offer to Purchase, Marriott expressly reserves the right, in its sole discretion, to amend, extend or, upon failure of any condition described in the Offer to Purchase to be satisfied or waived, to terminate the Offer at any time at or prior to the Expiration Time. Marriott also reserves the right, in its sole discretion, subject to applicable law, to terminate the Offer at any time at or prior to the Expiration Time.

Marriott has retained Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC to act as the Dealer Managers in connection with the Offer (collectively, the “Dealer Managers”). Questions regarding terms and conditions of the Offer should be directed to Deutsche Bank Securities Inc. by calling toll free at (866) 627-0391 or collect at (212) 250-2955, or to Goldman Sachs & Co. LLC by calling toll free at 800-828-3182 or collect at 212-357-1452.

D.F. King & Co., Inc. has been appointed as tender and information agent (the “Tender and Information Agent”) in connection with the Offer. Questions or requests for assistance in connection with the Offer or for additional copies of the Offer to Purchase, may be directed to D.F. King & Co., Inc. by calling toll free 800-859-8511 or collect at 212-269-5550 or via e-mail at MAR@dfking.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer. The Offer to Purchase can be accessed at the Offer website: http://www.dfking.com/MAR.

Neither this announcement nor the Offer to Purchase, or the electronic transmission thereof, constitutes an offer to sell or buy Notes, as applicable, in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. Neither this announcement nor the Offer to Purchase is an offer to sell, or the solicitation of an offer to purchase, the New Notes. The New Notes Offering is described in Marriott’s prospectus supplement, dated September 8, 2021, filed with the Securities and Exchange Commission, and is exclusively subject to the terms and conditions set out therein.

The distribution of this announcement in certain jurisdictions may be restricted by law. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer and the Dealer Managers or any of their respective affiliates is such a licensed broker or dealer in any such jurisdiction, the Offer shall be deemed to be made by the Dealer Managers or such affiliate (as the case may be) on behalf of Marriott in such jurisdiction.

Cautionary Language Concerning Forward-Looking Statements

All statements in this press release are made as of September 22, 2021. Except as required by applicable law, Marriott undertakes no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release contains “forward-looking statements” within the meaning of federal securities laws, including statements related to the expected timing, final terms and completion of the Offer and similar statements concerning anticipated future events and expectations that are not historical facts. Marriott cautions you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that Marriott may not be able to accurately predict or assess, including those Marriott identifies in the Offer to Purchase and other risk factors that Marriott identifies in its Securities and Exchange Commission filings, including Marriott’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021. Risks that could affect forward-looking statements in this press release include, without limitation, that the Offer is subject to market conditions and a number of other conditions and approvals, and the final terms of the Offer may vary substantially as a result of market and other conditions. There can be no assurance that the Offer will be completed as described herein or at all. Any of these factors could cause actual results to differ materially from the expectations Marriott expresses or implies in this press release.

Marriott International, Inc. (NASDAQ: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of roughly 7,800 properties under 30 leading brands spanning 138 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts all around the world. The company offers Marriott Bonvoy®, its highly-awarded travel program. For more information, please visit Marriott’s website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

Marriott may post updates about COVID-19 and other matters on its investor relations website at www.marriott.com/investor or Marriott’s news center website at www.marriottnewscenter.com. Marriott encourages investors, the media, and others interested in the company to review and subscribe to the information Marriott posts on these websites, which may be material. The contents of these websites are not incorporated by reference into this press release or any report or document Marriott files with the SEC, and any references to the websites are intended to be inactive textual references only.

MEDIA CONTACT:

Melissa Froehlich Flood

Corporate Communications

(301) 380-4839

melissa.froehlich-flood@marriott.com

INVESTOR RELATIONS CONTACTS:

Jackie Burka McConagha

Investor Relations

(301) 380-5126

jackie.burka@marriott.com

Betsy Dahm

Investor Relations

(301) 380-3372

betsy.dahm@marriott.com

IRPR#1